Exhibit (23)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements of Cooper Tire & Rubber Company listed below, and in the related Prospectuses, of our reports dated March 2, 2010, except Notes 1A and 13 as to which the date is August 5, 2010, with respect to the consolidated financial statements and schedule of Cooper Tire & Rubber Company, and our report dated March 2, 2010, except for the effects of the material weakness described in the sixth paragraph of that report, as to which the date is August 5, 2010, on the effectiveness of internal control over financial reporting of Cooper Tire & Rubber Company, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2009:

Forms S-3
No. 33-44159	$200,000,000 aggregate principal amount of the Company’s Debt Securities
No. 333-89149	Registration of securities not to exceed an initial public offering price of $1,200,000,000
No. 333-161870	Registration of 1,527,778 shares of the Company’s common stock
No. 333-166745	Shelf Registration of 4,000,000 shares of the Company’s common stock

Forms S-8
No. 2-58577	Thrift and Profit Sharing Plan
No. 33-35071	Texarkana Pre-Tax Savings Plan
No. 33-47980	1991 Stock Option Plan for Non-Employee Directors
No. 33-47981	Pre-Tax Savings Plan at the Findlay Plant
No. 333-09619	1996 Stock Option Plan
No. 333-83311	Pre-Tax Savings Plan (Clarksdale)
No. 333-83309	1998 Employee Stock Option Plan
1998 Incentive Compensation Plan
No. 333-83589	1998 Non-Employee Directors Compensation Deferral Plan
No. 333-84815	Thrift & Profit Sharing Plan
No. 333-84813	Texarkana Pre-Tax Savings Plan
No. 333-84811	Pre-Tax Savings Plan at the Findlay Plant
No. 333-103007	2001 Incentive Compensation Plan
No. 333-113315	Pre-Tax Savings Plan at the Auburn Plant
Pre-Tax Savings Plan (Bowling Green — Hose)
Pre-Tax Savings Plan (Bowling Green — Sealing)
Pre-Tax Savings Plan (Clarksdale)
Pre-Tax Savings Plan at the El Dorado Plant
Pre-Tax Savings Plan at the Findlay Plant
Texarkana Pre-Tax Savings Plan
No. 333-138811	Pre-Tax Savings Plan (Findlay)
Pre-Tax Savings Plan (Texarkana)
No. 333-142136	2006 Incentive Compensation Plan
No. 333-157778	Spectrum Investment Plan
Pre-Tax Savings Plan (Findlay)
Pre-Tax Savings Plan (Texarkana)
No. 333-167231	2010 Incentive Compensation Plan

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Toledo, Ohio
August 5, 2010